                            SECURITY TAX-EXEMPT FUND
                                     CLASS B
                                DISTRIBUTION PLAN

1.     THE PLAN. This Distribution Plan (the "Plan"), provides for the financing by Security  Tax-Exempt Fund (the "Fund") of activities which are, or may be  deemed  to be,  primarily  intended  to result in the sale of class B
       shares   of   the   Fund   (hereinafter   called    "distribution-related
       activities"). The principal purpose of this Plan is to enable the Fund to supplement  expenditures by Security Distributors,  Inc., the Distributor
       of its shares (the  "Distributor") for  distribution-related  activities.
       This Plan is intended to comply with the  requirements of Rule 12b-1 (the
       "Rule") under the Investment Company Act of 1940 (the "1940 Act").

       The Board of Directors,  in considering whether the Fund should implement the Plan,  has  requested  and evaluated  such  information  as it deemed necessary to make an informed determination as to whether the Plan should be  implemented  and has considered  such pertinent  factors as it deemed necessary  to form the basis for a decision to use assets of the Fund for such purposes.

       In voting to approve the  implementation  of the Plan, the Directors have concluded,  in the exercise of their reasonable  business judgment and in light of their respective  fiduciary  duties,  that there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

2.     COVERED EXPENSES.

       (a)    The Fund may make  payments  under  this  Plan,  or any  agreement relating to the  implementation  of this Plan, in connection  with any  activities  or expenses  primarily  intended to result in the sale of class B shares of the Fund, including, but not limited to, the following distribution-related activities:

              (i)   Preparation, printing and distribution of the Prospectus and
                    Statement  of  Additional  Information  and  any  supplement thereto  used in  connection  with the offering of shares to the public;

              (ii)  Printing of additional  copies for use by the Distributor as sales literature,  of reports and other communications which were  prepared  by the Fund  for  distribution  to  existing shareholders;

              (iii) Preparation,  printing and  distribution  of any other sales literature used in connection with the offering of shares to the public;

              (iv)  Expenses  incurred  in  advertising,  promoting  and selling shares of the Fund to the public;

              (v)   Any fees paid by the  Distributor to securities  dealers who have  executed a Dealer's  Distribution  Agreement  with the
                    Distributor for account  maintenance and personal service to shareholders (a "Service Fee");

              (vi)  Commissions  to sales  personnel  for selling  shares of the
                    Fund and interest expenses related thereto; and

              (vii) Expenses  incurred in promoting  sales of shares of the Fund by securities dealers, including the costs of preparation of materials  for  presentations,  travel  expenses,  costs  of entertainment,  and other  expenses  incurred in  connection with promoting sales of Fund shares by dealers.

       (b)    Any payments  for  distribution-related  activities  shall be made pursuant to an agreement.  As required by the Rule, each agreement relating  to the  implementation  of this Plan shall be in writing and subject to approval and termination pursuant to the provisions of Section 7 of this Plan.  However,  this Plan shall not obligate the Fund or any other party to enter into such agreement.

3.     AGREEMENT WITH DISTRIBUTOR.  All payments to the Distributor  pursuant to this Plan shall be subject  to and be made in  compliance  with a written agreement  between the Fund and the  Distributor  containing  a provision that the  Distributor  shall  furnish  the Fund  with  quarterly  written reports  of  the  amounts  expended  and  the  purposes  for  which  such expenditures  were made,  and such  other  information  relating  to such expenditures or to the other  distribution-related  activities undertaken or proposed to be undertaken by the  Distributor  during such fiscal year under its Distribution Agreement with the Fund as the Fund may reasonably request.

4.     DEALER'S DISTRIBUTION AGREEMENT. The Dealer's Distribution Agreement (the
       "Agreement")  contemplated  by Section 2(a)(v) above shall permit payment of  Service  Fees  to  securities  dealers  by the  Distributor  only  in accordance  with the  provisions  of this  paragraph  and shall  have the approval of the majority of the Board of Directors of the Fund, including the  affirmative  vote  of a  majority  of  those  Directors  who are not interested  persons  of the  Fund  and who  have no  direct  or  indirect financial  interest in the operation of the Plan or any agreement related to the Plan  ("Independent  Directors"),  as  required  by the Rule.  The
       Distributor may pay to the other party to any Agreement a Service Fee for distribution and marketing  services  provided by such other party.  Such
       Service Fee shall be payable (a) for the first  year,  initially,  in any amount equal to .25 percent  annually of the aggregate net asset value of the shares purchased by such other party's customers or clients,  and (b)
       for each year  thereafter,  quarterly,  in arrears in an amount  equal to such  percentage (not in excess of .000685 percent per day or .25 percent annually)  of the  aggregate  net asset  value of the shares held by such other  party's  customers or clients at the close of business each day as determined from time to time by the  Distributor.  The  distribution  and marketing services contemplated hereby shall include, but are not limited to,  answering  inquiries  regarding the Fund,  account  designations and addresses,  maintaining the investment of such other party's customers or clients in the Fund and similar  services.  In determining  the extent of such other  party's  assistance  in  maintaining  such  investment by its
       customers  or  clients,   the  Distributor  may  take  into  account  the
       possibility  that the shares  held by such  customer  or client  would be redeemed in the absence of such fee.

5.     LIMITATIONS  ON COVERED  EXPENSES.  The basic  limitation on the expenses incurred  by the Fund  under  Section 2 of this Plan  (including  Service
       Fees) in any fiscal year of the Fund shall be one percent  (1.00%) of the
       Fund's  average daily net assets for such fiscal year. The payments to be paid pursuant to this Plan shall be calculated and accrued daily and paid monthly or at such other  intervals  as the  Directors  shall  determine, subject to any  applicable  restriction  imposed by rules of the National
       Association of Securities Dealers, Inc.

6.     INDEPENDENT  DIRECTORS.  While this Plan is in effect,  the selection and nomination of Independent Directors of the Fund shall be committed to the discretion of the Independent Directors. Nothing herein shall prevent the involvement  of  others in such  selection  and  nomination  if the final decision on any such  selection and  nomination is approved by a majority of the Independent Directors.

7.     EFFECTIVENESS,  CONTINUATION,  TERMINATION  AND AMENDMENT.  This Plan and
       each Agreement  relating to the implementation of this Plan shall go into effect when approved.

       (a)    By vote of the Fund's Directors, including the affirmative vote of a  majority  of the  Independent  Directors,  cast in  person at a meeting  called  for the  purpose  of  voting  on the  Plan or the
              Agreement;

       (b)    By a vote of  holders of at least a  majority  of the  outstanding voting securities of the Fund; and

       (c)    Upon the effectiveness of an amendment to the Fund's  registration statement,  reflecting  this Plan,  filed with the  Securities and
              Exchange Commission under the Securities Act of 1933.

       This Plan and any Agreements  relating to the implementation of this Plan shall, unless terminated as hereinafter provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by vote of the Fund's Directors, including the affirmative vote of a  majority  of its  Independent  Directors,  cast in person at a meeting called for the purpose of voting on such  continuance.  This Plan and any  Agreements  relating to the  implementation  of this Plan may be terminated,  in the case of the plan,  at any time or, in the case of any agreements  upon not more than  sixty (60)  days'  written  notice to any other party to the  Agreement  by vote of a majority  of the  Independent
       Directors or by the vote of the holders of a majority of the  outstanding
       voting   securities  of  the  Fund.   Any   Agreement   relating  to  the
       implementation of this Plan shall terminate automatically in the event it is assigned.  Any material  amendment to this Plan shall require approval by vote of the Fund's  Directors,  including  the  affirmative  vote of a majority of the Independent Directors, cast in person at a meeting called for the  purpose  of  voting on such  amendment  and,  if such  amendment materially  increases the limitations on expenses payable under the Plan, it  shall  also  require  approval  by a vote of  holders  of at  least a majority of the outstanding  voting securities of the Fund. As applied to the Fund the phrase "majority of the outstanding voting securities" shall have the meaning specified in Section 2(a) of the 1940 Act.

       In the  event  this Plan  should be  terminated  by the  shareholders  or
       Directors of the Fund, the payments paid to the  Distributor  pursuant to the  Plan  up to  the  date  of  termination  shall  be  retained  by the
       Distributor.  Any expenses incurred by the Distributor in excess of those payments will be the sole responsibility of the Distributor.

8.     RECORDS.  The Fund  shall  preserve  copies of this Plan and any  related
       Agreements  and all  reports  made  pursuant  to Section 3 hereof,  for a period  of not less than six (6) years  from the date of this  Plan,  any such  Agreement  or any such  report,  as the case may be,  the first two years in an easily accessible place.

                                         SECURITY TAX-EXEMPT FUND

Date:  September 24, 1993                By: AMY J. LEE
     -----------------------------          ---------------------------------

                     AMENDMENT TO CLASS B DISTRIBUTION PLAN

WHEREAS,  Security  Municipal  Bond  Fund  (the  "Fund")  formerly  known as the
Security  Tax-Exempt  Fund,  has  adopted  a Class  B  Distribution  Plan  dated
September 24, 1993 (the "Distribution  Plan"),  under which the Fund supplements the expenditures of its principal underwriter,  Security Distributors, Inc. (the
"Distributor") for distribution  related activities with respect to Fund shares;
and

WHEREAS,  on November 2, 2001 the  Board of  Directors of the Fund  approved  an amendment to the  Distribution Plan;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund amends its  Distribution  Plan as follows:

1.  Paragraph  2(a)(v)  shall be deleted in its entirety  and replaced  with the following new Paragraph 2(a)(v):

         (v) Any Shareholder  Service Fees paid by the Distributor to securities dealers  who have  executed  a  Dealer's  Distribution  Agreement  with the
     Distributor,  or any  Shareholder  Service Fees paid to entities  that have
     executed  a  Security  Funds   Shareholder   Service   Agreement  with  the
     Distributor.  Shareholder  Service  Fees  shall  include  fees for  account maintenance  and  personal  service  to  shareholders,  including,  but not limited  to,  answering  routine  customer  inquiries  regarding  the Fund, assisting customers in changing dividend options,  account designations and addresses,  and in enrolling into any of several special  investment  plans offered in connection with the purchase of the Fund's shares,  assisting in the  establishment  and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends
     and  capital  gains  distributions   automatically  in  shares,   providing
     sub-administration  and/or  sub-transfer agency services for the benefit of the Fund and providing  such other services as the Fund or the customer may reasonably request;

2.  Paragraph 4 shall be deleted in its entirety and replaced with the following new Paragraph 4.

         4. DEALER'S DISTRIBUTION AGREEMENT. The Dealer's Distribution Agreement
     and the Security Funds  Shareholder  Service Agreement  (collectively,  the
     "Agreement")  contemplated by paragraph  2(a)(v) above shall permit payment of Shareholder  Service Fees only in accordance with the provisions of this paragraph  and shall  have the  approval  of the  majority  of the Board of
     Directors  of the Fund,  including  the  affirmative  vote of a majority of those Directors who are not interested  persons of the Fund and who have no direct or indirect  financial  interest in the operation of the Plan or any agreement related to the Plan ("Independent Directors"), as required by the
     Rule.  The  Distributor  may pay to the  other  party  to any  Agreement  a
     Shareholder  Service Fee for services  provided by such other  party.  Such
     Shareholder Service Fee shall be payable (a) for the first year, initially, in any amount equal to 0.25  percent  annually of the  aggregate  net asset value of the shares  purchased by such other party's  customers or clients, and (b) for each year thereafter,  quarterly, in arrears in an amount equal to such  percentage  (not in  excess  of  .000685  percent  per day or 0.25 percent  annually) of the  aggregate  net asset value of the shares held by such other  party's  customers or clients at the close of business each day as  determined  from  time  to  time by the  Distributor.  The  shareholder services  contemplated  hereby  shall  include,  but  are not  limited  to,
     answering  routine  customer  inquiries   regarding  the  Fund,   assisting
     customers in changing dividend options, account designations and addresses, and in enrolling into any of several  special  investment  plans offered in connection  with  the  purchase  of the  Fund's  shares,  assisting  in the establishment  and maintenance of customer  accounts and records and in the processing of purchase and redemption transactions, investing dividends and
     capital   gains   distributions    automatically   in   shares,   providing
     sub-administration  and/or  sub-transfer agency services for the benefit of the Fund and providing  such other services as the Fund or the customer may reasonably request.

IN WITNESS WHEREOF,  the Security Municipal Bond Fund has adopted this Amendment to the Distribution Plan this 2nd day of November, 2001.

                                             SECURITY MUNICIPAL BOND FUND

                                             By:            AMY J. LEE
                                             -----------------------------------

                                             Title:      Secretary